                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              PMC COMMERCIAL TRUST

                                       AND

                                PMC CAPITAL, INC.

                                   ----------

                           DATED AS OF MARCH 27, 2003

                                   ----------

                                TABLE OF CONTENTS


ARTICLE I             THE MERGER..................................................................................2
         1.1.         The Merger..................................................................................2
         1.2.         Closing.....................................................................................2
         1.3.         Effective Time..............................................................................2
         1.4.         Effects of the Merger.......................................................................2
         1.5.         Charter and Bylaws..........................................................................2
         1.6.         Taking of Necessary Action..................................................................3

ARTICLE II            BOARD AND OFFICERS OF THE SURVIVING ENTITY..................................................3
         2.1.         Board of the Surviving Entity...............................................................3
         2.2.         Officers of the Surviving Entity............................................................3

ARTICLE III           EFFECT OF THE MERGER ON THE CAPITAL STOCK  OF THE CONSTITUENT ENTITIES......................3
         3.1.         Effect on Capital Stock.....................................................................3
         3.2.         Capital Stock Options and Related Matters...................................................4

ARTICLE IV            PAYMENT FOR SHARES; EXCHANGE OF CERTIFICATES................................................5
         4.1.         Exchange Agent..............................................................................5
         4.2.         Exchange Procedures.........................................................................5
         4.3.         Dividends and Distributions.................................................................6
         4.4.         No Further Ownership Rights in Capital Common Stock.........................................7
         4.5.         Termination of Exchange Fund................................................................7
         4.6.         No Liability................................................................................7
         4.7.         Lost Certificates...........................................................................7
         4.8.         Withholding Rights..........................................................................7
         4.9.         No Fractional Shares........................................................................8
         4.10.        Voting Rights...............................................................................8

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF CAPITAL...................................................9
         5.1.         Organization, Standing and Corporate Power of Capital.......................................9
         5.2.         Capital Subsidiaries........................................................................9
         5.3.         Capital Structure..........................................................................10
         5.4.         Authority; Noncontravention................................................................10
         5.5.         Consents...................................................................................11
         5.6.         SEC Documents; Financial Statements; Undisclosed Liabilities...............................12
         5.7.         Binding Effect.............................................................................12
         5.8.         Absence of Certain Changes or Events.......................................................12
         5.9.         Litigation.................................................................................13
         5.10.        Environmental Matters......................................................................13
         5.11.        Related Party Transactions.................................................................14
         5.12.        Absence of Changes in Benefit Plans; ERISA Compliance......................................14

         5.13.        Properties.................................................................................15
         5.14.        Taxes......................................................................................16
         5.15.        No Payments to Employees, Officers or Directors............................................16
         5.16.        Brokers; Schedule of Fees and Expenses.....................................................17
         5.17.        Compliance with Laws.......................................................................17
         5.18.        Contracts; Debt Instruments................................................................17
         5.19.        Opinion of Financial Advisor...............................................................17
         5.20.        Takeover Statutes..........................................................................17
         5.21.        Registration Statement and Proxy Statement.................................................17
         5.22.        Vote Required..............................................................................18

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF TRUST....................................................18
         6.1.         Organization, Standing and Power of Trust..................................................18
         6.2.         Trust Subsidiaries.........................................................................18
         6.3.         Capital Structure..........................................................................19
         6.4.         Authority; Noncontravention................................................................19
         6.5.         Consents...................................................................................20
         6.6.         SEC Documents; Financial Statements; Undisclosed Liabilities...............................20
         6.7.         Binding Effect.............................................................................21
         6.8.         Absence of Certain Changes or Events.......................................................21
         6.9.         Litigation.................................................................................22
         6.10.        Environmental Matters......................................................................22
         6.11.        Related Party Transactions.................................................................22
         6.12.        Properties.................................................................................22
         6.13.        Taxes......................................................................................23
         6.14.        No Payments to Employees, Officers or Trust Managers.......................................24
         6.15.        Employees..................................................................................24
         6.16.        Brokers; Schedule of Fees and Expenses.....................................................24
         6.17.        Compliance with Laws.......................................................................24
         6.18.        Contracts; Debt Instruments................................................................24
         6.19.        Opinion of Financial Advisor...............................................................25
         6.20.        Takeover Statutes..........................................................................25
         6.21.        Registration Statement and Proxy Statement.................................................25
         6.22.        Vote Required..............................................................................25

ARTICLE VII           COVENANTS..................................................................................25
         7.1.         Conduct of Business by Capital.............................................................25
         7.2.         Conduct of Business by Trust...............................................................27
         7.3.         Other Actions..............................................................................28

ARTICLE VIII          ADDITIONAL COVENANTS.......................................................................28
         8.1.         Preparation of the Registration Statement and the Proxy Statement;
                      Capital Shareholders Meeting and Trust Shareholders Meeting................................28
         8.2.         Access to Information; Confidentiality.....................................................29
         8.3.         Commercially Reasonable Efforts; Notification..............................................30
         8.4.         Hart-Scott-Rodino..........................................................................31

         8.5.         SBA Approval...............................................................................31
         8.6.         Updating Schedules.........................................................................31
         8.7.         Affiliates.................................................................................31
         8.8.         Tax Treatment..............................................................................31
         8.9.         Trust Board of Trust Managers..............................................................31
         8.10.        No Solicitation of Transactions............................................................31
         8.11.        Public Announcements.......................................................................32
         8.12.        Post-Merger Dividend.......................................................................32
         8.13.        Listing....................................................................................32
         8.14.        Benefit Plans and Other Employee Arrangements..............................................32
         8.15.        Indemnification; Directors' and Officers' Insurance........................................33

ARTICLE IX            CONDITIONS PRECEDENT.......................................................................35
         9.1.         Conditions to Each Party's Obligation to Effect the Merger.................................35
         9.2.         Conditions to Obligations of Trust.........................................................36
         9.3.         Conditions to Obligations of Capital.......................................................37

ARTICLE X             BOARD ACTIONS..............................................................................38
         10.1.        Board Actions..............................................................................38

ARTICLE XI            TERMINATION, AMENDMENT AND WAIVER..........................................................38
         11.1.        Termination................................................................................38
         11.2.        Expenses...................................................................................40
         11.3.        Effect of Termination......................................................................41
         11.4.        Amendment..................................................................................41
         11.5.        Extension; Waiver..........................................................................41

ARTICLE XII           GENERAL PROVISIONS.........................................................................41
         12.1.        Nonsurvival of Representations and Warranties..............................................41
         12.2.        Notices....................................................................................41
         12.3.        Interpretation.............................................................................42
         12.4.        Counterparts...............................................................................42
         12.5.        Exhibits and Schedules.....................................................................42
         12.6.        Entire Agreement; No Third-Party Beneficiaries.............................................43
         12.7.        GOVERNING LAW..............................................................................43
         12.8.        Assignment.................................................................................43
         12.9.        Enforcement................................................................................43
         12.10.       Severability...............................................................................43

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 27, 2003, is made and entered into by and between PMC Commercial Trust, a Texas real estate investment trust ("Trust"), and PMC Capital, Inc., a Florida corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended ("Capital"). Trust and Capital are referred to herein, from time to time, individually as a "Party" and together as the "Parties."

                                    RECITALS

         WHEREAS, the Board of Directors of Capital and the Board of Trust Managers of Trust have approved and deem it advisable and in the best interests of their respective shareholders to consummate the merger transaction provided for herein whereby Capital will merge with and into Trust (the "Merger") in accordance with applicable state law and, upon the terms and subject to the conditions set forth in this Agreement, the holders of shares of common stock, par value $0.01 per share, of Capital (the "Capital Common Stock") will be entitled, subject to the terms and conditions hereof, to receive common shares of beneficial interest, par value $0.01 per share, of Trust (the "Trust Common Shares");

         WHEREAS, Trust and Capital desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement constitutes a plan of reorganization under Section 368 of the Code;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Trust to enter into this Agreement, each of the Persons listed on Annex A has entered into a voting agreement (the "Capital Voting Agreement") pursuant to which each such Person has agreed, among other things, to vote its shares of Capital Common Stock in favor of this Agreement, the Merger and any other matter that requires its vote in connection with the transactions contemplated by this Agreement;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Capital to enter into this Agreement, each of the Persons listed on Annex B has entered into a voting agreement (the "Trust Voting Agreement") pursuant to which each such Person has agreed, among other things, to vote its Trust Common Shares in favor of this Agreement, the Merger and any other matter that requires its vote in connection with the transactions contemplated by this Agreement; and

         WHEREAS, the transactions contemplated by this Agreement, the Capital Voting Agreement, the Trust Voting Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Merger, shall be referred to collectively in this Agreement as the "Transactions."

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1. THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA") and the Texas Real Estate Investment Trust Act (the "REIT Act"), at the Effective Time, Trust and Capital shall consummate the Merger pursuant to which (a) Capital shall be merged with and into Trust and the separate corporate existence of Capital shall thereupon cease, (b) Trust shall be the successor or surviving entity in the Merger (the "Surviving Entity"), shall succeed to and assume all rights and obligations of Capital and shall continue to be governed by Trust's Amended and Restated Declaration of Trust, as amended and restated at the Effective Time, Trust's Bylaws and the laws of the State of Texas, including the REIT Act and (c) the separate corporate existence of Trust with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         1.2. CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the Parties (the "Closing Date"), which Closing Date shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article IX hereof (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201, unless another time, date or place is agreed to in writing by the Parties hereto.

         1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Trust and Capital shall file articles of merger, or other appropriate documents (the "Articles of Merger"), executed in accordance with the relevant provisions of the FBCA and REIT Act, respectively, and as soon as practicable on or after the Closing Date, the Parties shall make all other filings or recordings required under the FBCA and the REIT Act. The Merger shall become effective upon the later of (a) the filing of the Articles of Merger with the Dallas County Clerk, Dallas, Texas in accordance with the REIT Act and (b) the filing of the Articles of Merger with the Secretary of State of the State of Florida in accordance with the FBCA, or at such other time, if any, as Trust and Capital shall agree and designate in such filings in accordance with applicable law (the time the Merger becomes effective being the "Effective Time").

         1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the FBCA and the REIT Act and this Agreement.

         1.5. CHARTER AND BYLAWS. The Amended and Restated Declaration of Trust of Trust (the "Charter"), as in effect immediately prior to the Effective Time, shall be the Declaration of Trust of the Surviving Entity (the "Surviving Entity Charter") until thereafter changed or amended as provided therein or by applicable law. The Bylaws of the Trust, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Entity (the

"Surviving Entity Bylaws") until thereafter changed or amended as provided therein or by applicable law.

         1.6. TAKING OF NECESSARY ACTION. Each of Trust and Capital shall use its commercially reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the FBCA and the REIT Act.

                                   ARTICLE II

                   BOARD AND OFFICERS OF THE SURVIVING ENTITY

         2.1. BOARD OF THE SURVIVING ENTITY. The trust managers of the Surviving Entity immediately following the Effective Time shall be the persons named on
Schedule 2.1 hereto, each of which shall serve until their successors shall have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the Surviving Entity Charter and Surviving Entity Bylaws. Such trust managers of the Surviving Entity shall be appointed to the committees of the Surviving Entity's Board of Trust Managers as indicated on Schedule 2.1.

         2.2. OFFICERS OF THE SURVIVING ENTITY. The officers of the Surviving Entity immediately following the Effective Time shall be the persons named on
Schedule 2.2 hereto, each of whom shall serve in such capacity until their respective successors are duly appointed and qualified or until the earlier of their death, resignation or removal in accordance with the Surviving Entity Certificate and Surviving Entity Bylaws.

                                   ARTICLE III

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                           OF THE CONSTITUENT ENTITIES

         3.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Trust or Capital or the holders of any Trust Common Shares or shares of Capital Common Stock:

                  (a) Cancellation of Treasury Stock. Each issued and outstanding share of Capital Common Stock that is owned, immediately prior to the Effective Time, by Capital (or any direct or indirect Subsidiary (as hereinafter defined) of Capital) as treasury stock, shall be automatically canceled and cease to exist without any conversion thereof, and no consideration shall be delivered in exchange therefor.

                  (b) Conversion of Capital Common Stock. Each share of Capital Common Stock issued and outstanding immediately prior to the Effective Time, other than those shares to be canceled in accordance with Section 3.1(a) above, shall be canceled and shall be converted automatically solely into the right to receive 0.37 of validly issued, fully paid and nonassessable Trust Common Share (the "Exchange Ratio"). As of the Effective Time, all of the certificates evidencing shares of Capital Common Stock (the "Certificates"), by virtue of the Merger and without any action on the part of Capital or the shareholders of Capital, shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a Certificate shall cease to have any rights with respect to the Capital Common Stock represented thereby, except the right to receive, upon the surrender of such Certificate in accordance with Article IV herein, certificates evidencing the Trust Common Shares and any cash in lieu of fractional Trust Common Shares to be issued or paid in consideration therefor upon surrender of such Certificate (the "Merger Consideration"), and any dividends or other distributions to which such holder is entitled pursuant to Section 4.3 below, in each case without interest and less any required withholding taxes.

                  (c) Trust Common Shares. Upon the Effective Time, each Trust Common Share outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one validly issued, fully paid and nonassessable Trust Common Share.

         3.2. CAPITAL STOCK OPTIONS AND RELATED MATTERS. To the extent that acceleration by Capital of the exercisability of any outstanding option to purchase shares of Capital Common Stock (each, a "Capital Option") is permitted but not required by the applicable governing instrument, then Capital shall not elect to cause such acceleration to occur. In connection therewith, at the Effective Time, to the extent not prohibited by the terms of the relevant governing instrument, each Capital Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Capital Common Stock and shall be converted automatically into an option to purchase Trust Common Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Capital's 1997 Employee Stock Option Plan (the "Capital Plan"), and the agreements evidencing grants thereunder, including, subject to the provisions of the first sentence of this Section 3.2, the accelerated vesting of Capital Options that shall occur in connection with and by virtue of the Merger as and to the extent required by the Capital Plan or such agreements):

                  (a) The number of Trust Common Shares to be subject to the option shall be equal to the product of the number of shares of Capital Common Stock subject to the original Capital Option and the Exchange Ratio, provided that any fractional Trust Common Share resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (b) The exercise price per Trust Common Share under the option shall be equal to the exercise price per share of Capital Common Stock under the original Capital Option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

The adjustment provided herein with respect to any Capital Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original Capital Option except that all references to Capital shall be deemed to be references to Trust.

                                   ARTICLE IV

                  PAYMENT FOR SHARES; EXCHANGE OF CERTIFICATES

         4.1. EXCHANGE AGENT. From and after the Effective Time, such bank or trust company as shall be mutually acceptable to Capital and Trust shall act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, Trust shall deposit, or shall otherwise take all steps necessary to cause to be deposited, with the Exchange Agent and for the benefit of the holders of shares of Capital Common Stock, certificates representing the Trust Common Shares (such certificates, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 3.1 and paid pursuant to this Article IV in exchange for outstanding shares of Capital Common Stock. The Exchange Agent shall also act as authorized agent for the holders of Capital Common Stock for purposes of the receipt of the dividends and distributions, if any, declared by Capital pursuant to Section 4.3 below. Prior to the Effective Time, Capital shall pay to the Exchange Agent, for the benefit of the holders of Capital Common Stock, sufficient Capital cash to make the distribution to holders of Capital Common Stock described in Section 4.3. The Exchange Agent shall pay such cash to the holders of Capital Common Stock as described in this
Article IV.

         4.2. EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time but in no event more than five business days after the Effective Time, the Surviving Entity shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (a) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Entity may reasonably specify and (b) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Trust Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which shares of Capital Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1. In addition, such holder shall be entitled to receive from the Exchange Agent from Capital funds a check representing dividends or distributions, if any, declared by Capital pursuant to
Section 4.3 below, after giving effect to any required withholding tax. The Certificate or Certificates so surrendered shall forthwith be canceled and cease to exist. No interest will be paid or accrued on dividends or distributions, if any, payable to holders of Certificates pursuant to this Section 4.2. Each Trust Common Share issued as part of the Merger Consideration shall be deemed to have been issued at the Effective Time. In the event of a transfer of ownership of Capital Common Stock which is not registered in the transfer records of Capital, a certificate representing the proper number of Trust Common Shares plus, to the extent applicable, the amount of any dividend or distribution, if any, from Capital payable pursuant to Section 4.3 below, may be issued to such a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, without interest, into which the shares of Capital Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1, and any dividends or distributions from Capital to which such holder is entitled pursuant to Section 4.3.

         4.3. DIVIDENDS AND DISTRIBUTIONS.

                  (a) To the extent that Western Financial Capital Corporation, a Florida corporation wholly owned by Capital ("WFCC") has taxable income for its taxable year ending on the Closing Date (calculated with regard to all prior dividends paid by WFCC), Capital shall cause WFCC to declare and pay a dividend to Capital on the last business day prior to the Effective Time in an amount equal to the minimum dividend sufficient to permit WFCC to eliminate any federal tax liability for its taxable year ending on the Closing Date. To the extent Capital has taxable income for its taxable year ending on the Closing Date (calculated with regard to all prior dividends paid by Capital) it shall declare a dividend (the "Final Capital Dividend") to holders of Capital Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit Capital to eliminate any federal tax liability for its taxable year ending on the Closing Date. If Capital determines it necessary to declare the Final Capital Dividend, it shall notify Trust at least ten (10) days prior to the date of the Capital Shareholders Meeting (as hereinafter defined), and Trust shall declare a dividend per Trust Common Share to holders of Trust Common Shares, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (i) the Final Capital Dividend per share of Capital Common Stock paid by Capital by (ii) the Exchange Ratio. The dividends payable hereunder to holders of Capital Common Stock shall be paid by Capital from Capital funds prior to the Effective Time. Such payment shall be effectuated by Capital first paying such funds to the Exchange Agent, as authorized agent for the holders of Capital Common Stock, prior to the Effective Time. Thereafter, the Exchange Agent shall pay such funds to the holders of Capital Common Stock upon presentation of the Certificates for exchange in accordance with this Article IV.

                  (b) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on the Trust Common Shares issuable as part of the Merger Consideration shall be paid with respect to any Certificate until such Certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing shares of Trust Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Trust Common Shares and not paid, less the amount of any withholding taxes which may be required thereon and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Trust Common Shares, less the amount of any withholding taxes which may be required thereon.

         4.4. NO FURTHER OWNERSHIP RIGHTS IN CAPITAL COMMON STOCK. The Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms of this Article IV shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Capital Common Stock previously represented by such Certificates; provided, however, that Capital shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions described in Section 4.3, and at and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of Capital of the shares of Capital Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article IV.

         4.5. TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains unclaimed by, and undistributed to, the former shareholders of Capital twelve (12) months after the Effective Time shall be delivered to the Surviving Entity. Any former shareholders of Capital who have not theretofore complied with this Article IV shall thereafter look only to the Surviving Entity for payment of their Merger Consideration (plus dividends and distributions to the extent set forth in Section 4.3, if any), as determined pursuant to this Agreement, without any interest thereon. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any governmental entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto.

         4.6. NO LIABILITY. None of Trust, Capital, the Exchange Agent or any other Person shall be liable to any former holder of shares of Capital Common Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         4.7. LOST CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Entity will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (plus, to the extent applicable, dividends and distributions payable pursuant to Section 4.3).

         4.8. WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Capital Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Exchange Agent will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Capital Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

         4.9. NO FRACTIONAL SHARES.

                  (a) No certificates or scrip representing fractional Trust Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of Trust.

                  (b) Notwithstanding any other provision of this Agreement, each holder of shares of Capital Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Trust Common Share (after taking into account all Certificates delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this
Section 4.9, a cash payment in lieu of such fractional Trust Common Shares, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional Trust Common Shares, as applicable, which would otherwise have been issued (the "Excess Trust Shares"). The sale of the Excess Trust Shares by the Exchange Agent shall be executed on the American Stock Exchange (the "AMEX") through one or more member firms of the AMEX and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "Exchange Trust") for the holders of Certificates. Trust shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Trust Shares (other than transfer taxes that, under applicable state law, are solely the liability of the holders of Capital Common Stock exchanging such shares in the Merger (which taxes shall be paid by such holders). As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional Trust Common Shares, the Exchange Agent shall make available such amounts to such holders of Certificates without interest.

         4.10. VOTING RIGHTS. Holders of record immediately prior to the Effective Time of Capital Common Stock shall be entitled, at and after the Effective Time, to vote the number of Trust Common Shares into which their Capital Common Stock shall have been converted so long as they remain record holders of such Trust Common Shares, regardless of whether the Certificates shall have been surrendered in accordance with this Article IV.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF CAPITAL

         Except as set forth in the disclosure schedules attached hereto (the "Capital Disclosure Schedules"), which shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V and that may be amended from time to time pursuant to the provisions hereof, Capital represents and warrants to Trust that:

         5.1. ORGANIZATION, STANDING AND CORPORATE POWER OF CAPITAL. Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to carry on its business as now being conducted. Capital is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Capital and the Capital Subsidiaries (as defined below) taken as a whole but excluding therefrom any such change, effect, event, occurrence or state of facts resulting from or arising in connection with (a) changes or conditions generally affecting the industries in which the Capital operates, (b) this Agreement, the transactions contemplated hereby or the announcement thereof or (c) any change or effect resulting from any change in general economic conditions (a "Capital Material Adverse Effect"). Capital has delivered to Trust or its counsel complete and correct copies of its Articles of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, the term "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) has the right or power to elect a majority of the board of directors or other governing body, and the term "Person" means an individual, corporation, partnership, limited liability company, trust, association, unincorporated organization or other entity.

         5.2. CAPITAL SUBSIDIARIES. Schedule 5.2 hereto sets forth each Capital Subsidiary and the ownership interest therein of Capital. The Capital Subsidiaries include, but are not limited to, WFCC, PMC Investment Corporation, a Florida corporation ("PMIC") and First Western SBLC, Inc., a Florida corporation ("First Western") (WFCC, PMIC and First Western are collectively referred to as the "RIC Capital Subsidiaries' and may be individually referred to as a "RIC Capital Subsidiary"). Except as set forth on Schedule 5.2, (a) all the outstanding shares of capital stock of each Capital Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by Capital or by another Capital Subsidiary free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (b) all equity interests in each Capital Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Capital, by another Capital Subsidiary, by Capital and another Capital Subsidiary or by two or more Capital Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in Capital Subsidiaries, and except as set forth on Schedule 5.2, Capital does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Capital Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Capital Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Except as set forth on Schedule 5.2, each Capital Subsidiary is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a Capital Material Adverse Effect.

         5.3. CAPITAL STRUCTURE. The authorized capital stock of Capital consists of 30,000,000 shares of Capital Common Stock and no shares of preferred stock, par value $.01 per share (the "Preferred Stock"). On the date hereof, (a) 11,853,516 shares of Capital Common Stock and no shares of Preferred Stock were issued and outstanding, (b) no shares of Capital Common Stock or Preferred Stock were held by Capital in its treasury and (c) 236,250 shares of Capital Common Stock were issuable upon exercise of outstanding Capital Options. On the date of this Agreement, except as set forth above in this Section 5.3, no shares of capital stock or other voting securities of Capital were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of Capital. All outstanding shares of capital stock of Capital are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Capital having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Capital may vote. Except (i) for the Capital Options or (ii) as set forth on Schedule 5.3, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Capital or any Capital Subsidiary is a party or by which such entity is bound, obligating Capital or any Capital Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Capital or any Capital Subsidiary or obligating Capital or any Capital Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Capital or a Capital Subsidiary). Except as set forth on Schedule 5.3, there are no outstanding contractual obligations of Capital or any Capital Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Capital or any capital stock, voting securities or other ownership interests in any Capital Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a Capital Subsidiary).

         5.4. AUTHORITY; NONCONTRAVENTION. Capital has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Capital Common Stock required to approve this Agreement and the transactions contemplated hereby (the "Capital Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Capital is a party. The execution and delivery of this Agreement by Capital and the consummation by Capital of the transactions contemplated by this Agreement to which Capital is a party have been duly authorized by all necessary corporate action on the part of Capital, subject to approval of this Agreement pursuant to Capital Shareholder Approvals. Except as set forth on Schedule 5.4, the execution and delivery of this Agreement by Capital do not, and the consummation of the transactions contemplated by this Agreement to which Capital is a party and compliance by Capital with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Capital or any Capital Subsidiary under, (a) the Articles of Incorporation or the Bylaws of Capital or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Capital Subsidiary, (b) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to Capital or any Capital Subsidiary or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in Section 5.5, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Capital or any Capital Subsidiary, or their respective properties or assets, other than, in the case of clause (b) or (c), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to (i) have a Capital Material Adverse Effect or (ii) prevent the consummation of the Transactions.

         5.5. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Capital or any Capital Subsidiary in connection with the execution and delivery of this Agreement by Capital or the consummation by Capital of the transactions contemplated by this Agreement, except for (a) the filing by any person in connection with any of the Transactions of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to the extent applicable; (b) compliance with any applicable requirements of (i) the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, including, without limitation, the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement/prospectus relating to the approval by Capital's and Trust's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus"), (iii) the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder and (iv) the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the rules and regulations promulgated thereunder; (c) the filing of Articles of Merger with the Secretary of State of the State of Florida and the Dallas County Clerk, Dallas, Texas; (d) compliance with any applicable requirements of the Small Business Investment Act of 1958, as amended, and the rules and regulations promulgated thereunder (the "1958 Act"), the Small Business Investment Act (1958), as amended, and the rules and regulations promulgated thereunder (the "Small Business Investment Act") and any other applicable requirements, rules, or regulations of the U.S. Small Business Administration (the "SBA"); (e) the issuance by the SEC of an order exempting the Merger from the provisions of Sections 17(a) and 57(a) of the 1940 Act (the "Exemptive Order"); and (f) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as are set forth on
Schedule 5.5, (ii) as may be required under (A) federal, state or local environmental laws or (B) the "blue sky" laws of various states or (iii) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Capital from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Capital Material Adverse Effect.

         5.6. SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Capital has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 2001 (the "Capital SEC Documents"). All of the Capital SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Capital SEC Documents. None of the Capital SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Capital SEC Documents. The consolidated and consolidating financial statements of Capital included in the Capital SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of Capital as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Capital SEC Documents, on Schedule 5.6 or as permitted by Section 7.1 (for the purposes of this sentence, as if Section
7.1 had been in effect since December 31, 2002), neither Capital nor any Capital Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Capital or, to the knowledge of Capital, of any unconsolidated Capital Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Capital Material Adverse Effect.

         5.7. BINDING EFFECT. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Capital enforceable against Capital in accordance with its terms as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         5.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Capital SEC Documents or on Schedule 5.8, since the date of the most recent financial statements included in the Capital SEC Documents (the "Capital Financial Statement Date") and to the date of this Agreement, Capital and the Capital Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change that would have a Capital Material Adverse Effect (a "Capital Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Capital Material Adverse Change, (b) except for regular quarterly dividends not in excess of $0.12 per share of Capital Common Stock, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Capital's capital stock, other than any dividend required to be paid pursuant to Section 4.3, (c) any split, combination or reclassification of any of Capital's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Capital Subsidiary except as permitted by Section 7.1, (d) any damage, destruction or loss, not covered by insurance, that has or would have a Capital Material Adverse Effect or (e) any change in accounting methods, principles or practices by Capital or any Capital Subsidiary, except insofar as may have been disclosed in the Capital SEC Documents or required by a change in GAAP.

         5.9. LITIGATION. Except as disclosed in the Capital SEC Documents or on
Schedule 5.9, and other than personal injury and other routine litigation arising from the ordinary course of operations of Capital and the Capital Subsidiaries, there is no suit, action or proceeding pending or threatened in writing against or affecting Capital or any Capital Subsidiary that, individually or in the aggregate, could reasonably be expected to (a) have a Capital Material Adverse Effect or (b) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Capital or any Capital Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Capital Material Adverse Effect.

         5.10. ENVIRONMENTAL MATTERS.

                  (a) Except (i) as disclosed in the Capital SEC Documents or as set forth in Schedule 5.10, (ii) for matters that, individually or in the aggregate, could not reasonably be expected to have a Capital Material Adverse Effect or (iii) for commercially reasonable quantities of leasing and office supplies, Capital has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Substance and to the knowledge of Capital,
(A) Capital does not have any material liability under, nor has Capital ever violated in any material respect, any Environmental, Health and Safety Law; (B) to Capital's knowledge Capital is in compliance in all material respects with all applicable Environmental, Health and Safety Laws; and (C) Capital has never entered into nor been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter nor received any demand letter, formal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental, Health and Safety Law.

                  (b) For the purposes of this Agreement, "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, injunctions, judgments, orders, decrees and rulings) of federal state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened release of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials (including petroleum products and asbestos) or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes ("Hazardous Substances").

         5.11. RELATED PARTY TRANSACTIONS. Set forth on Schedule 5.11 is a list of all arrangements, agreements and contracts entered into by Capital or any of the Capital Subsidiaries with any person who is an officer, director or affiliate of Capital or any of the Capital Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate. Such documents, copies of all of which have previously been delivered or made available to Trust, are listed on Schedule 5.11.

         5.12. ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

                  (a) Except as disclosed in the Capital SEC Documents or on
Schedule 5.12(a) and except as permitted by Section 7.1 (for the purpose of this sentence, as if Section 7.1 had been in effect since December 31, 2002), since the date of the most recent audited financial statements included in the Capital SEC Documents, there has not been any adoption or amendment by Capital or any Capital Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of Capital, any Capital Subsidiary or any person affiliated with Capital under Section 414(b),
(c), (m) or (o) of the Code (collectively, "Capital Benefit Plans").

                  (b) Except as described in the Capital SEC Documents or on
Schedule 5.12(b) or as would not have a Capital Material Adverse Effect, (i) all Capital Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in material compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Capital nor any Capital Subsidiary has any liabilities or obligations with respect to any such Capital Benefit Plan, whether accrued, contingent or otherwise, nor to the knowledge of Capital are any such liabilities or obligations expected to be incurred. Except as set forth on Schedule 5.12(b), the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Capital Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Capital or the Capital Subsidiaries are the agreements and policies specifically referred to on Schedule 5.12(b).

         5.13. PROPERTIES. Except as provided on Schedule 5.13, Capital or one of the Capital Subsidiaries own fee simple title to each of the real properties identified on Schedule 5.13 (the "Capital Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Liens. To Capital's knowledge, the Capital Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest on title (collectively, "Property Restrictions"), except for (i) Liens and Property Restrictions set forth on Schedule 5.13, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Capital Property, (iii) Liens and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Capital) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Liens, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Capital Properties subject thereto or affected thereby, and do not otherwise have a Capital Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided on Schedule 5.13, valid policies of title insurance have been issued insuring Capital's fee simple title to the Capital Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on Schedule 5.13, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided on Schedule 5.13, (i) Capital has no knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Capital Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Capital Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Capital Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same and (ii) Capital has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Capital Properties issued by any governmental authority. Neither Capital nor any of the Capital Subsidiaries has received written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Capital Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Capital Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Capital or the Capital Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Capital Properties has been performed, paid or taken, as the case may be, and Capital has no knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

         5.14. TAXES.

                  (a) Except as disclosed in the Capital SEC Documents or on
Schedule 5.14, each of Capital and each Capital Subsidiary has (i) timely filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects and (ii) timely paid (or Capital has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the Capital SEC Documents reflect an adequate reserve for all material Taxes payable by Capital (and by those Capital Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for Capital and each Capital Subsidiary for all taxable years for which the statutory periods of limitation have not yet expired, and all written communications relating thereto, have been delivered or made available to representatives of Trust. Since the Capital Financial Statement Date, neither Capital nor any Capital Subsidiary has incurred any liability for taxes under Sections 852, 860 or 4982 of the Code, and neither Capital nor any Capital Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of Capital, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Capital. Except as set forth on Schedule 5.14, to the knowledge of Capital, no deficiencies for any Taxes have been proposed, asserted or assessed against Capital or any of the Capital Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

                  (b) Capital and each RIC Capital Subsidiary (i)(A) is, and since its formation has elected to be, treated as a "regulated investment company" within the meaning of Section 851 of the Code ("RIC"), and is, and since its formation has been, entitled to the benefits available under the provisions of Part I of Subchapter M of Chapter 1 of the Code ("Part I") and (B) has paid dividends during each of its taxable years for which the statute of limitations has not expired in amounts sufficient to reduce its income and excise tax liabilities for such years to zero, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a RIC for the taxable year ending December 31, 2003 (and/or the short taxable year of Capital and of WFCC beginning on January 1, 2003 and ending as of the Effective Time) and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a RIC, and to Capital's knowledge, no such challenge is pending or threatened. Each Capital Subsidiary which is a partnership, joint venture or limited liability company since its formation has been and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation.

         5.15. NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Except as set forth on Schedule 5.15 or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of Capital or any Capital Subsidiary.

         5.16. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than A.G. Edwards & Sons, Inc. ("A.G. Edwards"), the fees and expenses of which have previously been disclosed to Trust and will be paid by Capital, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Capital or any Capital Subsidiary.

         5.17. COMPLIANCE WITH LAWS. To the knowledge of Capital, except as disclosed in the Capital SEC Documents and except as set forth on Schedule 5.17, neither Capital nor any of the Capital Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Capital Material Adverse Effect.

         5.18. CONTRACTS; DEBT INSTRUMENTS. To the knowledge of Capital, neither Capital nor any Capital Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth on Schedule 5.18 and except for violations or defaults that would not, individually or in the aggregate, result in a Capital Material Adverse Effect.

         5.19. OPINION OF FINANCIAL ADVISOR. Capital has received the opinion of A.G. Edwards, satisfactory to Capital, a copy of which has been provided to Trust, to the effect that the Exchange Ratio provided for in this Agreement in connection with the exchange of the Merger Consideration for Capital Common Stock is fair to the shareholders of Capital from a financial point of view.

         5.20. TAKEOVER STATUTES. Capital has taken all action necessary, if any, to exempt transactions between Trust and Capital and their affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

         5.21. REGISTRATION STATEMENT AND PROXY STATEMENT. The information supplied or to be supplied by Capital or any of the Capital Subsidiaries for inclusion in (a) the Registration Statement (as defined in Section 6.5 hereof) will not at the time of filing or at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date the Proxy Statement is mailed to shareholders of Capital or at the time of the Capital Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Capital with respect to information supplied by Trust for inclusion therein.

         5.22. VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Capital Common Stock is the only vote of the holders of any class or series of Capital's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF TRUST

         Except as set forth in the disclosure schedules attached hereto (the "Trust Disclosure Schedules" and, collectively with the Capital Disclosure Schedules, the "Schedules"), which shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article VI and that may be amended from time to time pursuant to the provisions hereof, Trust represents and warrants to Capital as follows:

         6.1. ORGANIZATION, STANDING AND POWER OF TRUST. Trust is a real estate investment trust duly organized and validly existing under the laws of the State of Texas and has the requisite power and authority to carry on its business as now being conducted. Trust is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Trust and the Trust Subsidiaries taken as a whole but excluding therefrom any such change, effect, event, occurrence or state of facts resulting from or arising in connection with (a) changes or conditions generally affecting the industries in which the Trust operates, (b) this Agreement, the transactions contemplated hereby or the announcement thereof or (c) any change or effect resulting from any change in general economic conditions (a "Trust Material Adverse Effect"). Trust has delivered to Capital or its counsel complete and correct copies of its Declaration of Trust and Bylaws, as amended to the date of this Agreement.

         6.2. TRUST SUBSIDIARIES. Schedule 6.2 hereto sets forth each Trust Subsidiary and the ownership interest therein of Trust. Except as set forth on
Schedule 6.2, (a) all the outstanding shares of capital stock of each Trust Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by Trust or by another Trust Subsidiary free and clear of all Liens and (b) all equity interests in each Trust Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Trust, by another Trust Subsidiary, by Trust and another Trust Subsidiary or by two or more Trust Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in Trust Subsidiaries, and except as set forth on Schedule 6.2, Trust does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Trust Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Trust Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Except as set forth on Schedule 6.2, each Trust Subsidiary is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Trust Material Adverse Effect.

         6.3. CAPITAL STRUCTURE. The authorized capital of Trust consists of 100,000,000 shares of beneficial interest, consisting of Trust Common Shares and preferred shares, par value $.01 per share (the "Preferred Shares"). On the date hereof, (a) 6,446,291 Trust Common Shares and no Preferred Shares were issued and outstanding, (b) 132,850 Trust Common Shares and no Preferred Shares were held by Trust in its treasury and (c) 204,426 Trust Common Shares were issuable upon exercise of outstanding options to acquire Trust Common Shares (the "Trust Options"). On the date of this Agreement, except as set forth above in this
Section 6.3, no capital shares or other voting securities of Trust were issued, reserved for issuance or outstanding. There are no outstanding share appreciation rights relating to the capital shares of Trust. All outstanding capital shares of Trust are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Trust having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Trust may vote. Except (i) for the Trust Options or (ii) as set forth on Schedule 6.3, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Trust or any Trust Subsidiary is a party or by which such entity is bound, obligating Trust or any Trust Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Trust or any Trust Subsidiary or obligating Trust or any Trust Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Trust or an Trust Subsidiary). Except as set forth on Schedule 6.3, there are no outstanding contractual obligations of Trust or any Trust Subsidiary to repurchase, redeem or otherwise acquire any capital shares of Trust or any capital stock, voting securities or other ownership interests in any Trust Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a Trust Subsidiary).

         6.4. AUTHORITY; NONCONTRAVENTION. Trust has the requisite power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Trust Common Shares required to approve this Agreement and the transactions contemplated hereby (the "Trust Shareholder Approvals" and, together with the Capital Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Trust is a party. The execution and delivery of this Agreement by Trust and the consummation by Trust of the transactions contemplated by this Agreement to which Trust is a party have been duly authorized by all necessary action on the part of Trust, subject to approval of this Agreement pursuant to Trust Shareholder Approvals. Except as set forth on

Schedule 6.4, the execution and delivery of this Agreement by Trust do not, and the consummation of the transactions contemplated by this Agreement to which Trust is a party and compliance by Trust with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Trust or any Trust Subsidiary under, (a) the Declaration of Trust or the Bylaws of Trust or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Trust Subsidiary, (b) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to Trust or any Trust Subsidiary or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in Section 6.5, any Laws applicable to Trust or any Trust Subsidiary, or their respective properties or assets, other than, in the case of clause (b) or (c), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (i) have a Trust Material Adverse Effect or (ii) prevent the consummation of the Transactions.

         6.5. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Trust or any Trust Subsidiary in connection with the execution and delivery of this Agreement by Trust or the consummation by Trust of the transactions contemplated by this Agreement, except for (a) the filing by any person in connection with any of the Transactions of a pre-merger notification and report form under the HSR Act, to the extent applicable; (b) compliance with any applicable requirements of (i) the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, the filing with the SEC of a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Trust Common Shares to be issued in the Merger (as amended from time to time, the "Registration Statement"), (ii) the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, the filing with the SEC of the Joint Proxy Statement/Prospectus, (iii) the 1940 Act and the rules and regulations promulgated thereunder and (iv) the Investment Advisers Act and the rules and regulations promulgated thereunder; (c) the filing of Articles of Merger with the Secretary of State of the State of Florida and the Dallas County Clerk, Dallas, Texas; (d) compliance with any applicable requirements of the 1958 Act, the Small Business Investment Act and any other applicable requirements, rules, or regulations of the of the SBA; and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as are set forth on Schedule 6.5, (ii) as may be required under (A) federal, state or local environmental laws or (B) the "blue sky" laws of various states or (iii) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Trust from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Trust Material Adverse Effect.

         6.6. SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Trust has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 2001 (the "Trust SEC Documents"). All of the Trust SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such the Trust SEC Documents. None of the Trust SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later the Trust SEC Documents. The consolidated financial statements of Trust included in the Trust SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of Trust as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Trust SEC Documents, on Schedule 6.6 or as permitted by Section 7.2 (for the purposes of this sentence, as if Section 7.2 had been in effect since December 31, 2002), neither Trust nor any Trust Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Trust or, to the knowledge of Trust, of any unconsolidated Trust Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Trust Material Adverse Effect.

         6.7. BINDING EFFECT. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Trust enforceable against Trust in accordance with its terms as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         6.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Trust SEC Documents or on Schedule 6.8, since the date of the most recent financial statements included in the Trust SEC Documents (the "Trust Financial Statement Date") and to the date of this Agreement, Trust and the Trust Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any change that would have a Trust Material Adverse Effect (a "Trust Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Trust Material Adverse Change, (b) except for regular quarterly dividends not in excess of $0.40 per Trust Common Share, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to any of Trust's capital shares, other than any dividend paid pursuant to Section 4.3, (c) any split, combination or reclassification of any of Trust's capital shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, of its capital shares or any issuance of an ownership interest in, any Trust Subsidiary except as permitted by Section 7.2, (d) any damage, destruction or loss, not covered by insurance, that has or would have a Trust Material Adverse Effect or (e) any change in accounting methods, principles or practices by Trust or any Trust Subsidiary, except insofar as may have been disclosed in the Trust SEC Documents or required by a change in GAAP.

         6.9. LITIGATION. Except as disclosed in the Trust SEC Documents or on
Schedule 6.9, and other than personal injury and other routine litigation arising from the ordinary course of operations of Trust and the Trust Subsidiaries, there is no suit, action or proceeding pending or threatened in writing against or affecting Trust or any Trust Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Trust Material Adverse Effect or (ii) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Trust or any Trust Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Trust Material Adverse Effect any such effect.

         6.10. ENVIRONMENTAL MATTERS. Except (a) as disclosed in the Trust SEC Documents or as set forth on Schedule 6.10, (b) for matters that, individually or in the aggregate, could not reasonably be expected to have a Trust Material Adverse Effect or (c) for commercially reasonable quantities of leasing and office supplies, Trust has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Substance and to the knowledge of Trust,
(i) Trust does not have any material liability under, nor has Trust ever violated in any material respect, any Environmental, Health and Safety Law; (ii) to Trust's knowledge, Trust is in compliance in all material respects with all applicable Environmental, Health and Safety Laws; and (iii) Trust has never entered into nor been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter nor received any demand letter, formal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental, Health and Safety Law.

         6.11. RELATED PARTY TRANSACTIONS. Set forth on Schedule 6.11 is a list of all arrangements, agreements and contracts entered into by Trust or any of the Trust Subsidiaries with any person who is an officer, trust manager, director or affiliate of Trust or any of the Trust Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate. Such documents, copies of all of which have previously been delivered or made available to Capital, are listed on Schedule 6.11.

         6.12. PROPERTIES. Except as provided on Schedule 6.12, Trust or one of the Trust Subsidiaries own fee simple title to each of the real properties identified on Schedule 6.12 (the "Trust Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Liens. To Trust's knowledge, the Trust Properties are not subject to any Property Restrictions, except for (i) Liens and Property Restrictions set forth on Schedule 6.12, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Trust Property, (iii) Liens and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Capital) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Liens, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Trust Properties subject thereto or affected thereby, and do not otherwise have a Trust Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided on Schedule 6.12, valid policies of title insurance have been issued insuring Trust's fee simple title to the Trust Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on Schedule 6.12, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided on Schedule 6.12, (i) Trust has no knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Trust Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Trust Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Trust Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same and (ii) Trust has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Trust Properties issued by any governmental authority. Neither Trust nor any of the Trust Subsidiaries has received written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Trust Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Trust Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Trust or the Trust Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Trust Properties has been performed, paid or taken, as the case may be, and Trust has no knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

         6.13. TAXES.

                  (a) Except as disclosed in the Trust SEC Documents or on
Schedule 6.13, each of Trust and each Trust Subsidiary has (i) timely filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects and (ii) timely paid (or Trust has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the Trust SEC Documents reflect an adequate reserve for all material Taxes payable by Trust (and by those Trust Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for Trust and each Trust Subsidiary for all taxable years for which the statutory periods of limitation have not yet expired, and all written communications relating thereto, have been delivered or made available to representatives of Trust. Since the Trust Financial Statement Date, Trust has incurred no liability for taxes under Sections 857, 860 or 4981 of the Code, and neither Trust nor any Trust Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of Trust, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Trust. Except as set forth on Schedule 6.13, to the knowledge of Trust, no deficiencies for any Taxes have been proposed, asserted or assessed against Trust or any of the Trust Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

                  (b) Trust (i)(A) is, and since its formation has been, a "real estate investment trust" within the meaning of Section 856(a) of the Code ("REIT"), and is, and since its formation has been, entitled to the benefits available under the provisions of Part II of Subchapter M of Chapter 1 of the Code ("Part II") and (B) has paid dividends during each of its taxable years for which the statute of limitations has not expired in amounts sufficient to reduce its income and excise tax liabilities for such years to zero, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 2003, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to Trust's knowledge, no such challenge is pending or threatened. Each Trust Subsidiary which is a partnership, joint venture or limited liability company since its formation has been and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation.

         6.14. NO PAYMENTS TO EMPLOYEES, OFFICERS OR TRUST MANAGERS. Except as set forth on Schedule 6.14 or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer, trust manager or director of Trust or any Trust Subsidiary.

         6.15. EMPLOYEES. Neither Trust or any Trust Subsidiary has any employees and is not a party to any agreement (other than this Agreement) that would obligate it to hire any employees or enter into any employment arrangements.

         6.16. BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than U.S. Bancorp Piper Jaffray ("Piper Jaffray"), the fees and expenses of which have previously been disclosed to Capital and will be paid by Trust, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Trust or any Trust Subsidiary.

         6.17. COMPLIANCE WITH LAWS. To the knowledge of Trust, except as disclosed in the Trust SEC Documents and except as set forth on Schedule 6.17, neither Trust nor any of the Trust Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Trust Material Adverse Effect.

         6.18. CONTRACTS; DEBT INSTRUMENTS. To the knowledge of Trust, neither Trust nor any Trust Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth on Schedule 6.18 and except for violations or defaults that would not, individually or in the aggregate, result in a Trust Material Adverse Effect.

         6.19. OPINION OF FINANCIAL ADVISOR. Trust has received the opinion of Piper Jaffray, satisfactory to Trust, a copy of which has been provided to Capital, to the effect that the Exchange Ratio provided for in this Agreement in connection with the exchange of the Merger Consideration for Capital Common Stock is fair to the shareholders of Trust from a financial point of view.

         6.20. TAKEOVER STATUTES. Trust has taken all action necessary, if any, to exempt transactions between Trust and Trust and its affiliates from the operation of any Takeover Statute.

         6.21. REGISTRATION STATEMENT AND PROXY STATEMENT. The information supplied or to be supplied by Trust or any of the Trust Subsidiaries for inclusion in (a) the Registration Statement will not at the time of filing or at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date the Proxy Statement is mailed to shareholders of Trust or at the time of the Trust Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Proxy Statement will each to comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Trust with respect to information supplied by Capital for inclusion therein.

         6.22. VOTE REQUIRED. The affirmative vote of at least two-thirds of the outstanding Trust Common Shares is the only vote of the holders of any class or series of Trust's capital shares necessary (under applicable law or otherwise) to approve this Agreement and the Transactions.

                                   ARTICLE VII

                                    COVENANTS

         7.1. CONDUCT OF BUSINESS BY CAPITAL. During the period from the date of this Agreement to the Effective Time, Capital shall, and shall cause (or, in the case of the Capital Subsidiaries that Capital does not control, shall use commercially reasonable efforts to cause) the Capital Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 7.1 hereto, Capital shall not and shall cause (or, in the case of the Capital Subsidiaries that Capital does not control, shall use commercially reasonable efforts to cause) the Capital Subsidiaries not to (and not to authorize or commit or agree to):

                  (a) (i) except for its regular quarterly dividends not in excess of $0.12 per share of Capital Common Stock in each case with the same record and payment dates as the record and payment dates relating to dividends payable on the Trust Common Shares during such calendar quarters (as previously disclosed by Trust), declare, set aside or pay any dividends on, or make any other distributions in respect of any of Capital's capital stock other than the dividend required to be paid pursuant to Section 4.3, if any, (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Capital or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock;

                  (b) except as required pursuant to the exercise of stock options or issuance of shares pursuant to stock rights or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities of Capital or any Capital Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Capital or a Capital Subsidiary;

                  (c) except as otherwise contemplated by this Agreement, amend the articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of Capital or any Capital Subsidiary;

                  (d) merge or consolidate with any Person;

                  (e) make any tax election or take any other action (or fail to take any action) that would result in Capital no longer qualifying as a RIC or no longer being entitled to the benefit of the provisions of Part I;

                  (f) sell or otherwise dispose of any asset or property except in the ordinary course of business consistent with past practice;

                  (g) amend any material contract, instrument or other agreement;

                  (h) acquire any assets other than in the ordinary course of business;

                  (i) incur, in any transaction or series of related transactions, any liabilities in excess of $5,000,000 and excluding any liability described on Schedule 7.1;

                  (j) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and

                  (k) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions.

         7.2. CONDUCT OF BUSINESS BY TRUST. During the period from the date of this Agreement to the Effective Time, Trust shall, and shall cause (or, in the case of Trust Subsidiaries that Trust does not control, shall use commercially reasonable efforts to cause) the Trust Subsidiaries each to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 7.2 hereto, Trust shall not and shall cause (or, in the case of the Trust Subsidiaries that Trust does not control, shall use commercially reasonable efforts to cause) the Trust Subsidiaries not to (and not to authorize or commit or agree to):

                  (a) (i) except for its regular quarterly dividends not in excess of $0.40 per Trust Common Share with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of any of Trust's capital shares other than the dividend required to be paid pursuant to Section 4.3, if any, (ii) split, combine or reclassify any capital shares or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for such capital shares or partnership interests or (iii) purchase, redeem or otherwise acquire any capital shares of Trust or any options, warrants or rights to acquire, or security convertible into, such capital shares;

                  (b) except as required pursuant to the exercise of options or the issuance of shares pursuant to share rights or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any capital shares, any other voting securities of Trust or any Trust Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Trust or an Trust Subsidiary;

                  (c) except as otherwise contemplated by this Agreement, amend the declaration of trust, articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of Trust or any Trust Subsidiary;

                  (d) merge or consolidate with any Person;

                  (e) make any tax election or take any other action (or fail to take any action) that would result in Trust no longer qualifying as a REIT or no longer being entitled to the benefit of the provisions of Part II;

                  (f) sell or otherwise dispose of any asset or property except in the ordinary course of business consistent with past practice;

                  (g) amend any material contract, instrument or other agreement;

                  (h) acquire any assets other than in the ordinary course of business;

                  (i) incur, in any transaction or series of related transactions, any liabilities in excess of $5,000,000 and excluding any liability described on Schedule 7.2;

                  (j) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and

                  (k) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions.

         7.3. OTHER ACTIONS. Each of Capital on the one hand and Trust on the other hand shall not and shall use commercially reasonable efforts to cause its respective subsidiaries not to take any action that would result in (a) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (b) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (c) except as contemplated by Section 10.1, any of the conditions to the Merger set forth in Article IX not being satisfied.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

         8.1. PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; CAPITAL SHAREHOLDERS MEETING AND TRUST SHAREHOLDERS MEETING.

                  (a) As soon as practicable following the date of this Agreement, Capital and Trust shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Trust and Capital, and Trust shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Capital and Trust shall use commercially reasonable efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each of Capital and Trust will use commercially reasonable efforts to cause the Proxy Statement to be mailed to Capital's shareholders or Trust's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Trust or Capital, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Trust and the shareholders of Capital such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Trust Managers of Trust in favor of the issuance of Trust Common Shares and of the Board of

Directors of Capital in favor of the Merger, provided that the recommendation of the Board of Trust Managers of Trust or Board of Directors of Capital may not be included or may be withdrawn if the Board of Trust Managers of Trust or Board of Directors of Capital, as applicable, has accepted a proposal for a Superior Competing Transaction (as defined below) in accordance with the terms of Section
10.1. Trust also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Trust Common Shares pursuant to the Merger, and Capital shall furnish all information concerning Capital and the holders of the Capital Common Stock and rights to acquire Capital Common Stock pursuant to the Capital Plan as may be reasonably requested in connection with any such action. Trust will use commercially reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay or cause an Trust Subsidiary to pay all expenses incident thereto.

                  (b) Capital will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of Capital), duly call, give notice of, convene and hold the Capital Shareholders Meeting for the purpose of obtaining Capital Shareholder Approvals. Capital will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement, provided that the recommendation of the Board of Directors of Capital may be withdrawn if the Board of Directors of Capital has accepted a proposal for a Superior Competing Transaction (as defined below) in accordance with the terms of Section 10.1.

                  (c) Trust will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of Trust), duly call, give notice of, convene and hold the Trust Shareholders Meeting for the purpose of obtaining the Trust Shareholder Approvals. Trust will, through its Board of Trust Managers, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement, including, but not limited to the requisite vote of such shareholders approving the issuance of the Trust Common Shares in connection with the Merger.

         8.2. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of Capital and Trust shall, and shall cause each of its respective subsidiaries (including all the Capital Subsidiaries and all the Trust Subsidiaries) to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Capital and Trust shall, and shall cause each of its respective subsidiaries (including all the Capital Subsidiaries and all the Trust Subsidiaries) to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(b) all other information concerning its business, properties and personnel as such other party may reasonably request. Capital, on the one hand, and Trust, on the other hand, shall hold and shall cause their respective consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all such documents and information concerning the other party furnished it by the other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         8.3. COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

                  (a) Subject to the terms and conditions herein provided, Capital and Trust shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations (c) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to Capital and Trust; and (d) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Capital and Trust shall take all such necessary action.

                  (b) Trust and Capital shall use commercially reasonable efforts to proceed as promptly as possible to cause the Exemptive Order to be issued and shall negotiate in good faith with each other as to any amendment to this Agreement that may be necessary to comply with any condition of the Exemptive Order that are inconsistent with this Agreement.

                  (c) Capital shall give prompt notice to Trust, and Trust shall give prompt notice to Capital, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         8.4. HART-SCOTT-RODINO. Each of Capital and Trust (a) shall use their commercially reasonable efforts to file, and to cause their "ultimate parent entities" to file, as soon as practicable a "Notification and Report Form For Certain Mergers and Acquisitions" under the HSR Act with respect to the Merger and the transactions contemplated hereby, (b) shall take all other actions as may be necessary, desirable or convenient to obtain the required approval under the HSR Act and (c) will comply at the earliest practicable date with any request for additional information received by it from the Federal Trade Commission or the Department of Justice pursuant to the HSR Act.

         8.5. SBA APPROVAL. Each of Capital and Trust (a) shall use its commercially reasonable efforts, and shall take all actions as may be necessary, desirable or convenient, to obtain the approval of the SBA with respect to the Merger and the transactions contemplated hereby (the "SBA Approval") and (b) will comply at the earliest practicable date with any request for additional information received by it from the SBA.

         8.6. UPDATING SCHEDULES. In connection with the Closing, Capital and Trust will, promptly upon becoming aware of any fact requiring supplementation or amendment of the Schedules, supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX hereof, or the compliance by any party hereto with its covenants and agreements set forth herein.

         8.7. AFFILIATES. Prior to the Closing Date, Capital shall deliver to Trust a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Capital, "affiliates" of Capital (as the case may be) for purposes of Rule 145 under the Securities Act. Capital shall use its best efforts to cause each such person to deliver to Trust on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

         8.8. TAX TREATMENT. Each of Trust and Capital shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 9.2(d) and 9.3(d).

         8.9. TRUST BOARD OF TRUST MANAGERS. Trust shall take all steps necessary to increase the number of trust managers of Trust from seven trust managers to nine trust managers effective as of the Effective Time and to fill vacancies in accordance with Section 2.1.

         8.10. NO SOLICITATION OF TRANSACTIONS. Subject to Section 10.1, (a) neither Trust nor Capital shall, directly or indirectly, through any officer, trust manager, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by Trust or Capital, respectively, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or authorize or permit any of the officers, trust managers, directors, employees or agents of Trust or Capital, respectively, or any attorney, investment banker, financial advisor, accountant, broker, finder or other representative retained by Trust or Capital to take any such action, (b) Trust or Capital, as applicable, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Transaction and will take the steps necessary to inform such parties of the obligations undertaken in this Section 8.10 and (c) Trust or Capital, as applicable, shall notify the other in writing (as promptly as practicable) if it receives any inquiries, proposals or requests for information relating to such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following with respect to (i) Trust or any of the Trust Subsidiaries or
(ii) Capital or any of the Capital Subsidiaries (other than the transactions contemplated by this Agreement or a transaction with Trust or a Trust Subsidiary): (A) with respect only to either entity or any group of its Subsidiaries (acting in a single transaction or series of related transactions) holding 20% or more of the assets of such entity and its Subsidiaries taken as a whole, any merger, consolidation, share exchange, business combination, or similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets or equity securities (including, without limitation, partnership interests) of such entity and its Subsidiaries taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets and excluding any transaction set forth on
Schedule 8.10; (C) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of such entity; (D) any transaction resulting in the issuance of shares representing 20% or more of the outstanding capital stock or shares of such entity, or the filing of a registration statement under the Securities Act in connection therewith; or (E) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         8.11. PUBLIC ANNOUNCEMENTS. Trust on the one hand and Capital on the other hand will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

         8.12. POST-MERGER DIVIDEND. Trust shall declare and pay any dividend necessary in order for it to comply with Section 857(a)(2) of the Code for its 2003 taxable year. Such dividend shall have a record date of the close of business on December 31, 2003.

         8.13. LISTING. Trust will promptly prepare and submit to the AMEX a supplemental listing application covering Trust Common Shares issuable in the Merger. Prior to the Effective Time, Trust shall use commercially reasonable efforts to have AMEX approve for listing, upon official notice of issuance, the Trust Common Shares to be issued in the Merger.

         8.14. BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS. As of the Effective Time, Trust shall, assume the Capital Benefit Plans. With respect to any such assumed Capital Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting, and entitlement to benefits but not for purposes of accrual of pension benefits, service with Capital or any Capital Subsidiary shall be treated as service with Trust or the Trust Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Capital Benefit Plans). Except as otherwise provided herein, Trust shall be under no obligation to maintain the compensation and benefits currently provided by Capital to its employees.

         8.15. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) Capital shall, and from and after the Effective Time, Trust shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Capital or any Capital Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the Indemnifying Party (as defined below) (which approval shall not be unreasonably withheld), or otherwise in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Capital or any Capital Subsidiary at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Transactions, in each case to the full extent permitted under applicable law (and Trust shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this Section 8.15(a)). Any Indemnified Parties proposing to assert the right to be indemnified under this Section 8.15 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 8.15 against Capital, and from and after the Effective Time, Trust (collectively, the "Indemnifying Parties"), notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission or wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their officers or directors; provided, further, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable and appropriate fees and expenses of such additional counsel or counsels. The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

                  (b) The provisions of this Section 8.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Trust and Capital.

                  (c) Trust shall either (i) extend Capital's existing directors' and officers' liability insurance policy as of the date hereof (or a policy providing coverage on the same or better terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by Capital for a period of six (6) years following the Effective Time, or (ii) add such persons to the existing trust managers and officers liability insurance policy of Trust; provided, however, that such insurance shall provide directors and officers of Capital the same coverage as similarly situated officers and trust managers of Trust and such insurance shall be maintained by Trust for a period of six (6) years following the Effective Time.

                  (d) In the event that Trust or any of it respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 8.15, which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each director and officer covered hereby.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the Shareholder Approvals.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) Exemptive Order. The Exemptive Order shall have been issued by the SEC and shall not contain any terms and conditions that are (a) unacceptable to either party, in its reasonably discretion, or (b) inconsistent with this Agreement.

                  (d) Listing of Shares. The AMEX shall have approved for listing the Trust Common Shares to be issued in the Merger.

                  (e) SBA Approval. The SBA Approval shall have been issued by the SBA and shall not contain any terms and conditions that are (a) unacceptable to either party, in its reasonable discretion, or (b) inconsistent with this Agreement.

                  (f) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

                  (g) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Transactions shall be in effect.

                  (h) Blue Sky Laws. Trust shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Trust Common Shares comprising the Merger Consideration.

                  (i) Related Transactions. The Capital Voting Agreement and the Trust Voting Agreement shall remain in full force and effect and the respective transactions contemplated thereby shall have been consummated prior to, or are being consummated simultaneously with, the Merger.

                  (j) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Transactions shall have been obtained or made.

         9.2. CONDITIONS TO OBLIGATIONS OF TRUST. The obligations of Trust to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Trust:

                  (a) Representations and Warranties. The representations and warranties of Capital set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Trust shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Capital by the chief executive officer or the chief financial officer of Capital to such effect. This condition shall be deemed satisfied unless any or all breaches of Capital's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Capital Material Adverse Effect.

                  (b) Performance of Obligations of Capital. Capital shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Trust shall have received a certificate signed on behalf of Capital by the chief executive officer or the chief financial officer of Capital to such effect.

                  (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Capital Material Adverse Change and Trust shall have received a certificate of the chief executive officer or chief financial officer of Capital certifying to such effect.

                  (d) Opinions. Trust shall have received (i) an opinion of counsel to Capital, dated as of the Closing Date, reasonably satisfactory to Trust that, for all taxable years of Capital for which the applicable federal income tax statutory period of limitations have not expired, Capital was organized and has operated in conformity with the requirements for qualification as a RIC under the Code and (ii) an opinion of counsel to Trust, dated as of the Closing Date, reasonably satisfactory to Trust, (A) that, for all taxable years of Trust for which the federal income tax statutory period of limitations have not expired, Trust was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and (B) that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                  (e) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Capital Material Adverse Effect.

         9.3. CONDITIONS TO OBLIGATIONS OF CAPITAL.

         The obligation of Capital to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Capital:

                  (a) Representations and Warranties. The representations and warranties of Trust set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Capital shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of Trust contained herein are so qualified) signed on behalf of Trust by the chief executive officer and the chief financial officer of such party to such effect. This condition shall be deemed satisfied unless any or all breaches of Trust's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Trust Material Adverse Effect.

                  (b) Performance of Obligations of Trust. Trust shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Capital shall have received a certificate of Trust signed on behalf of such party by the chief executive officer or the chief financial officer of such party to such effect.

                  (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Trust Material Adverse Change and Capital shall have received a certificate of the chief executive officer or chief financial officer of Trust certifying to such effect.

                  (d) Opinion Relating to REIT Status. Capital shall have received (i) an opinion of counsel to Trust dated as of the Closing Date, reasonably satisfactory to Capital, that, for all taxable years of Trust for which the federal income tax statutory period of limitation have not expired, Trust was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion dated as of the Closing Date from counsel to Capital and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

                  (e) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not have a Trust Material Adverse Effect.

                                    ARTICLE X

                                  BOARD ACTIONS

         10.1. BOARD ACTIONS. Notwithstanding Section 8.10 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of either the Board of Trust Managers of Trust or the Board of Directors of Capital, as determined in good faith after consultation with outside legal counsel and financial advisors, Trust or Capital, as applicable, may:

                  (a) disclose to its shareholders any information that, in the opinion of its Board, after consultation with outside legal counsel, is required to be disclosed under applicable law;

                  (b) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction;

                  (c) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to it pursuant to a confidentiality agreement not materially less favorable to it than the confidentiality provisions contained herein (as determined by its outside counsel), or otherwise respond to or deal with any person in connection with a Competing Transaction proposed by such person; and

                  (d) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Competing Transaction (as defined below) and enter into an agreement with respect to such Superior Competing Transaction (for purposes of this Agreement, "Superior Competing Transaction" means a bona fide proposal of a Competing Transaction made by a third party which has not been solicited or initiated by Trust or Capital, as applicable, in violation of Section 8.10 and which a majority of the members of the Board of Trust Managers of Trust or the Board of Directors of Capital, as applicable, determines in good faith (A) to be more favorable to Trust's or Capital's shareholders, as applicable, from a financial point of view than the Merger, and (B) is reasonably capable of being consummated.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1. TERMINATION. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Secretary of State of the State of Florida and the Dallas County Clerk, Dallas, Texas, whether before or after either of the Shareholder Approvals are obtained:

                  (a) by mutual written consent duly authorized by the Board of Trust Managers of Trust and Board of Directors of Capital;

                  (b) by Trust, upon a breach of any representation, warranty, covenant or agreement on the part of Capital set forth in this Agreement, or if any representation or warranty of Capital shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) or Section 9.2(b), as the case may be, would be incapable of being satisfied by the Closing Date;

                  (c) by Capital, upon a breach of any representation, warranty, covenant or agreement on the part of Trust set forth in this Agreement, or if any representation or warranty of Trust shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) or Section 9.3(b), as the case may be, would be incapable of being satisfied by the Closing Date;

                  (d) by either Trust or Capital, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

                  (e) by either Trust or Capital, if the Merger shall not have been consummated before December 31, 2003; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 11.1(e);

                  (f) by either Trust or Capital (unless Capital is in breach of its obligations under Section 8.1(b)) if, upon a vote at a duly held Capital Shareholders Meeting or any adjournment thereof, Capital Shareholder Approvals shall not have been obtained as contemplated by Section 8.1;

                  (g) by either Trust (unless Trust is in breach of its obligations under 8.1(c)) or Capital if, upon a vote at a duly held Trust Shareholders Meeting or any adjournment thereof, the Trust Shareholder Approvals shall not have been obtained as contemplated by Section 8.1;

                  (h) by Capital, if prior to the Capital Shareholders Meeting, the Board of Directors of Capital shall have withdrawn or modified in any manner adverse to Trust its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by Section 11.2(b) hereof;

                  (i) by Trust, if prior to the Trust Shareholders Meeting, the Board of Trust Managers of Trust shall have withdrawn or modified in any manner adverse to Capital its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by Section 11.2(c) hereof;

                  (j) by Trust, if (i) prior to Capital Shareholders Meeting, the Board of Directors of Capital shall have withdrawn or modified in any manner adverse to Trust its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction or (ii) Capital shall have entered into a definitive agreement with respect to any Competing Transaction; or

                  (k) by Capital, if (i) prior to Trust Shareholders Meeting, the Board of Trust Managers of Trust shall have withdrawn or modified in any manner adverse to Trust its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction or (ii) Trust shall have entered into a definitive agreement with respect to any Competing Transaction.

         11.2. EXPENSES.

                  (a) Except as otherwise specified in this Section 11.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

                  (b) Capital agrees that if this Agreement shall be terminated
(i) pursuant to (x) Section 11.1(b), (h) or (j) and Capital shall have entered into an agreement to consummate a Competing Transaction described in Section 8.10(i), (ii), (iv) or (v) hereof or (y) pursuant to Section 11.1(b) or (e) and, within one year from the date of such termination, Capital consummates such a Competing Transaction or enters into an agreement to consummate such a Competing Transaction which is subsequently consummated, then Capital will pay (provided that Trust was not in material breach of any of its representations, warranties, covenants or agreements hereunder at the time of termination) as directed by Trust a fee in an amount equal to $870,000 (the "Break-Up Fee") and (ii) pursuant to Section 11.1(b) and no agreement for such a Competing Transaction shall have been entered into, then Capital will pay, as directed by Trust an amount equal to $750,000 (the "Break-Up Expenses"). Payment of any of such amounts shall be made, as directed by Trust, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. For purposes of Section 11.2(b)(i)(y) above, a "Competing Transaction" shall be limited to a Competing Transaction described in Section 8.10(i), (ii), (iv) or (v) hereof with respect to which Capital had negotiations prior to termination of this Agreement.

                  (c) Trust agrees that if this Agreement shall be terminated
(i) pursuant to (x) Section 11.1(c), (i) or (k) and Trust shall have entered into an agreement to consummate a Competing Transaction described in Section 8.10(i), (ii), (iv) or (v) hereof or (y) pursuant to Section 11.1(c) or (e) and within one year from the date of such termination, Trust consummates such a Competing Transaction or enters into an agreement to consummate such a Competing Transaction which is subsequently consummated, then Trust will pay (provided that Capital was not in material breach of any of its representations, warranties, covenants or agreements hereunder at the time of termination) as directed by Capital the Break-Up Fee and (ii) pursuant to Section 11.1(c) and no agreement for such a Competing Transaction shall have been entered into, then Trust will pay, as directed by Capital, the Break-Up Expenses. Payment of any of such amounts shall be made, as directed by Capital, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. For purposes of Section 11.3(b)(i)(y) above, a "Competing Transaction" shall be limited to a Competing Transaction described in
Section 8.10(i), (ii), (iv) or (v) hereof with respect to which Trust had negotiations prior to termination of this Agreement.

         11.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Capital or Trust as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Trust or Capital, other than the last sentence of
Section 8.2, Section 11.2 and this Section 11.3 and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         11.4. AMENDMENT. This Agreement may be amended by the parties in writing by action of the Board of Directors of Capital or the Board of Trust Managers of Trust at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Secretary of State of the State of Florida and the Dallas County Clerk, Dallas, Texas; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to Capital's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Capital's shareholders or Trust's shareholders.

         11.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 11.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 12.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         12.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to Trust, to

                           PMC Commercial Trust
                           18111 Preston Road, Suite 600
                           Dallas, Texas 75252
                           Attention: Andrew S. Rosemore
                           Facsimile: (972) 349-3265

                           with a copy to:

                           Locke Liddell & Sapp LLP
                           2200 Ross Avenue, Suite 2200
                           Dallas, Texas 75201
                           Attention: Kenneth L. Betts, Esq.
                           Facsimile: (214) 740-8800

                  (b)      if to Capital, to

                           PMC Capital, Inc.
                           18111 Preston Road, Suite 600
                           Dallas, Texas 75252
                           Attention: Lance B. Rosemore
                           Facsimile: (972) 349-3265

                           with a copy (which shall not constitute notice) to:

                           Sutherland, Asbill & Brennan LLP
                           1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2404
                           Attention: Steven B. Boehm, Esq.
                           Facsimile: (202) 637-3593

         12.3. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         12.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         12.5. EXHIBITS AND SCHEDULES. The exhibits and Schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, clauses, exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the contest shall otherwise require.

         12.6. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 8.14 and Section 8.15, are not intended to confer upon any person other than the parties hereto any rights or remedies.

         12.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE TEXAS STATUTE.

         12.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         12.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas or in any Texas State court located in Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Texas or any Texas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         12.10. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 12.10.

         IN WITNESS WHEREOF, Trust and Capital have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PMC COMMERCIAL TRUST


                                    By:    /s/ Andrew S. Rosemore
                                    Name:  Andrew S. Rosemore
                                    Title: Executive Vice President and COO


                                    PMC CAPITAL, INC.


                                    By:    /s/ Lance B. Rosemore
                                    Name:  Lance B. Rosemore
                                    Title: Chief Executive Officer

                                     ANNEX A


Irvin M. Borish
Martha R. Greenberg
Thomas Hamill
Barry A. Imber
Fredric M. Rosemore
Lance B. Rosemore
Theodore J. Samuel

Barry N. Berlin
Mary J. Brownmiller
Cheryl T. Murray
Andrew S. Rosemore
Jan F. Salit





                                Annex A - Page 1

                                     ANNEX B


Nathan G. Cohen
Martha R. Greenberg
Roy H. Greenberg
Irving Munn
Andrew S. Rosemore
Lance B. Rosemore
Ira Silver

Barry N. Berlin
Mary J. Brownmiller
Cheryl T. Murray
Jan F. Salit



                                Annex B - Page 1